Exhibit 10.1

FORM OF
O’REILLY AUTOMOTIVE, INC. EXECUTIVE INCENTIVE COMPENSATION CLAWBACK POLICY ACKNOWLEDGMENT

On December 19, 2014 (“Effective Date”), the Board of Directors adopted the O’Reilly Automotive, Inc. Executive Incentive Compensation Clawback Policy. The policy is attached hereto.
Incentive compensation that you receive on or after the Effective Date is subject to this policy and any future Board approved amendments.
By your signature below, please acknowledge that you have received and reviewed the policy and further acknowledge that future incentive compensation received after the Effective Date is subject to its terms.

Acknowledged and agreed to this ___ day of January, 2015.
__________________________________________
Signature

By: ______________________________________
Printed Name